A-Mark Precious Metals Renews $270 Million Revolving Credit Facility

El Segundo, CA – March 20, 2020 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading full-service provider of products and services to the global precious metals market, has executed the renewal of its existing $270 million credit facility, which consists of a $220 million revolving credit facility with a $50 million accordion feature. The renewal will become effective on March 27, 2020 and matures on March 26, 2021. Rabobank acted as Administrative Agent, Bookrunner and Joint Lead Arranger, and Natixis acted as Joint Lead Arranger and Syndication Agent.

“The renewal of our credit facility reflects the continued support by our lending partners and provides us with sufficient liquidity to operate in the current environment,” said A-Mark CEO, Greg Roberts. “We added an additional lender this year allowing us to increase the facility and expand our lender base. With this $270 million credit facility dedicated to our Wholesale Trading segment, and the $100 million asset-backed securitization for our Secured Lending segment, we have impactful financing vehicles in place to focus on growing our business to new levels.”

Additional details of the credit facility agreement are available in the company’s current report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission by March 25, 2020.

About A-Mark Precious Metals
Founded in 1965, A-Mark Precious Metals, Inc. (NASDAQ: AMRK) is a leading full-service precious metals trading company and wholesaler of gold, silver, platinum and palladium bullion and related products. The company’s global customer base includes sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, and e-commerce and other retail customers. The company conducts its operations through three complementary segments: Wholesale Trading & Ancillary Services, Secured Lending, and Direct Sales.

A-Mark operates several business units in its Wholesale Trading & Ancillary Services segment, including Industrial, Coin and Bar, Trading and Finance, Transcontinental Depository Services (TDS), Logistics, and the Mint (as more fully described below). Its Industrial unit services manufacturers and fabricators of products utilizing precious metals, while its Coin and Bar unit deals in over 200 different products for distribution to dealers and other qualified purchasers. As a U.S. Mint-authorized purchaser of gold, silver and platinum coins, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa and the United Kingdom. Through its TDS subsidiary, A-Mark provides customers with a variety of managed storage options for precious metals worldwide. Through its A-M Global Logistics subsidiary, A-Mark provides customers an array of complementary services, including receiving, handling, inventorying, processing, packaging and shipping of precious metals and custom coins on a secure basis. A-Mark also holds a majority stake in a joint venture that owns the minting operations known as SilverTowne Mint (Mint), which designs and produces minted silver products which provide greater product selection to customers, price stability within the supply chain as well as more secured access to silver during volatile market environments.

The company operates its Secured Lending segment through its wholly-owned subsidiaries, Collateral Finance Corporation (CFC) and AM Capital Funding, LLC (AMCF). Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors. AMCF was formed in 2018 for the purpose of securitizing eligible secured loans of CFC.

A-Mark operates its Direct Sales segment primarily through its wholly-owned subsidiary Goldline Inc. (Goldline), a direct retailer of precious metals for the investor community. Goldline markets A-Mark’s precious metal products through various channels, including radio, television, and the Internet.

A-Mark is headquartered in El Segundo, California, with offices and facilities in Los Angeles, California, Vienna, Austria, Las Vegas, Nevada, and Winchester, Indiana. For more information, visit www.amark.com.

Company Contact:
Thor Gjerdrum, President
A-Mark Precious Metals, Inc.
1-310-587-1414
thor@amark.com

Investor Relations Contact:
Matt Glover
Gateway Investor Relations
1-949-574-3860
AMRK@gatewayIR.com